Exhibit 5
December 22, 2006
American Oil & Gas, Inc.
1050 17th Street, Suite 2400
Denver, Colorado 80265
Ladies and Gentlemen::
     We have acted as counsel for American Oil & Gas, Inc., a Nevada corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, concerning registration of the transfer of 2,177,000 shares (the “Shares”) of the Company’s $.001 par value common stock by certain stockholders of the Company (the “Selling Stockholders”).
     We have examined the Articles of Incorporation, as amended, and the Bylaws of the Company and the record of the Company’s corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.
     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that (1) the Shares (other than the Shares issuable upon the exercise of the warrants and the Shares issuable under the terms of the consulting agreement as set forth in the Registration Statement) are duly authorized, legally issued, and are fully paid and non-assessable; and (2) the Shares issuable upon exercise of warrants and under the terms of the consulting agreement as set forth in the Registration Statement are duly authorized and, if, as, and when issued by the Company to the Selling Stockholders will be legally issued, fully paid, and non-assessable.
     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.
     This opinion is to be used solely for the purpose of the registration of the Shares and may not be used for any other purpose.

Very truly yours, PATTON BOGGS LLP